SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                          ____________

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                   Jennifer Convertibles, Inc.
     (Exact name of registrant as specified in its charter)

         Delaware                                   11-2824646
(State of incorporation or organization)           (IRS Employer
                                               Identification No.)

419 Crossways Park Drive, Woodbury, New York     11797
(Address of principal executive offices)       (Zip Code)

If this form relates to the     If this form relates to the
registration of a class of      registration of a class of
securities pursuant to Section  securities pursuant to Section
12(b) of the Exchange Act and   12(g) of the Exchange Act and
is effective pursuant to        is effective pursuant to
General Instruction A.(c),      General Instruction A.(d),
please check the following box. please check the following box.
[X]                             [ ]

Securities Act registration statement file number to which this form relates: 33-10800 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


                                  Name of each exchange on which
 Title of each class to be so     each class is to be registered
          registered
 Common stock, par value $0.01       American Stock Exchange
           per share


Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                        (Title of Class)

Item 1.        Description of Securities To Be Registered.

     This registration statement relates to the registration with the Securities and Exchange Commission of shares of our common stock, par value $0.01 per share. The description of the common stock to be registered hereunder is set forth in the subsection captioned, "Common Stock", under the section captioned, "DESCRIPTION OF SECURITIES", in our Amendment No. 3 to the Registration Statement on Form S-1 and Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (Registration Nos. 33-10800 and 33-22214, respectively), which was declared effective on September 9, 1988, is incorporated herein by reference.

Item 2.        Exhibits.

         None.

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 9, 2003

                         Jennifer Convertibles, Inc.


                        By:    /s/ Harley J. Greenfield
                               Harley J. Greenfield
                               Chief Executive Officer